Exhibit 99.2

1700 Lincoln Street, Suite 4700 Denver, CO 80203 4547 Phone: 303 837 1661 FAX: 303 861 4023

News Release

Company Contact: Eric K. Hagen	April 1, 2020
Title: Vice President, Corporate Affairs	For immediate release
Phone: 303.837.1661
Email: Eric.Hagen@whiting.com

Whiting Petroleum Corporation Reaches Agreement in Principle with Certain of its Noteholders to Pursue Consensual Financial Restructuring

Commences Chapter 11 Reorganizational Process to Right-Size Capital Structure

DENVER, April 1, 2020 — Whiting Petroleum Corporation (NYSE: WLL) and certain subsidiaries (collectively, “Whiting” or the “Company”) today announced that they had commenced voluntary Chapter 11 cases under the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company has more than $585 million of cash on its balance sheet and will continue to operate its business in the normal course without material disruption to its vendors, partners or employees. Whiting currently expects to have sufficient liquidity to meet its financial obligations during the restructuring without the need for additional financing.

The Company has also reached an agreement in principle with certain holders (the “Supporting Noteholders”) of its 1.25% convertible senior notes due 2020, 5.750% senior notes due 2021, 6.250% senior notes due 2023, and 6.625% senior notes due 2026 (collectively, the “Notes”) regarding a term sheet (the “Term Sheet”) that contemplates a comprehensive restructuring. The proposed financial restructuring, the terms of which will be set forth in a forthcoming restructuring support agreement between the Company and the Supporting Noteholders, would significantly reduce the Company’s debt and establish a more sustainable capital structure pursuant to a consensual chapter 11 plan of reorganization (the “Plan”) that would be supported by the Supporting Noteholders on the terms of such restructuring support agreement.

The Plan will provide for, among other things: (1) significant de-leveraging of the Company’s capital structure by over $2.2 billion through the exchange of all of the Notes for 97% of the new equity of the reorganized Company to be issued pursuant to the Plan; (2) payment in full in cash and/or refinancing of the Company’s revolving credit facility; (3) the payment in full in cash of all other secured creditors, tax and other priority claimants and employees; and (4) the Company’s existing equity holders receiving 3% of the new equity of the reorganized Company and warrants (as described in the Term Sheet). Consummation of the Plan will be subject to confirmation by the Bankruptcy Court in addition to other conditions to be set forth in the Plan and related transaction documents.

Bradley J. Holly, the Company’s Chairman, President and CEO, commented, “In 2019, we took proactive steps to reduce our cost structure and improve our cash flow profile. We continue to build on these actions in 2020. The Company has also explored a wide variety of alternatives to address our balance sheet and looming note maturities in a highly capital constrained market environment.

Given the severe downturn in oil and gas prices driven by uncertainty around the duration of the Saudi / Russia oil price war and the COVID-19 pandemic, the Company’s Board of Directors came to the conclusion that the principal terms of the financial restructuring negotiated with our creditors provides the best path forward for the Company. We are pleased to have secured a highly constructive restructuring framework with a critical mass of our noteholders. Through the terms of the proposed restructuring, we believe a right-sized balance sheet will enable us to capitalize on our enhanced cost structure, high-quality asset base and successfully compete in the current environment.”

Mr. Holly continued, “I want to express my gratitude to the employees for their continued dedication and hard work, and to our service providers and business partners for their ongoing support during this time. Following the restructuring process, we look forward to having substantially less debt and a significantly improved outlook for our Company and its stakeholders.”

Moelis & Company is acting as financial advisor for the Company, Kirkland & Ellis is acting as legal advisor, Alvarez & Marsal is acting as restructuring advisor and Jeffrey S. Stein of Stein Advisors LLC is the Company’s Chief Restructuring Officer.

PJT Partners is acting as financial advisor for the Consenting Noteholders and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor.

For inquiries regarding the restructuring, please call the hotline established by the Company’s noticing agent, Stretto, at (800) 330-2531 (toll-free domestic) or go to cases.stretto.com/whitingpetroleum.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that explores for, develops, acquires and produces crude oil, natural gas and natural gas liquids primarily in the Rocky Mountain region of the United States. The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Niobrara play in northeast Colorado. The Company trades publicly under the symbol WLL on the New York Stock Exchange. For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: the Company’s ability to obtain bankruptcy court approval with respect to motions or other requests made to the bankruptcy court; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the chapter 11 cases on the Company’s liquidity or results of operations or business prospects; the effects of the chapter 11 cases on the Company’s business and the interests of various constituents; the length of time that the Company will operate under chapter 11 protection; risks associated with third-party motions in the chapter 11 cases; declines in, or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, our ability to comply with debt covenants, periodic redeterminations of the borrowing base under our credit agreement and our ability to generate sufficient cash flows from operations to service our indebtedness; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; the impact of negative shifts in investor sentiment towards the oil and gas industry; impacts resulting from the allocation of resources among our strategic opportunities; the geographic concentration of our operations; impacts to financial statements as a result of impairment write-downs and other cash and noncash charges to reduce financial leverage and complexity and lower our capital expenditures; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; inaccuracies of our reserve estimates or our assumptions underlying them; the timing of our exploration and development expenditures; risks relating to decreases in our credit rating; our inability to access oil and gas markets due to market conditions or operational impediments; market availability of, and risks associated with, transport of oil and gas; our ability to successfully complete asset dispositions and the risks related thereto; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; weakened differentials impacting the price we receive for oil and natural gas; risks relating to any unforeseen liabilities of ours; the impacts of hedging on our results of operations; adverse weather conditions that may negatively impact development or production activities; uninsured or underinsured losses resulting from our oil and gas operations; lack of control over non-operated properties; failure of our properties to yield oil or gas in commercially viable quantities; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws that could have a negative effect on the oil and gas industry; impacts of local regulations, climate change issues, negative public perception of our industry and corporate governance standards; our ability to replace our oil and natural gas reserves; negative impacts from litigation and legal proceedings; unforeseen underperformance of or liabilities associated with acquired properties or other strategic partnerships or investments; competition in the oil and gas industry; any loss of our senior management or technical personnel; cyber security attacks or failures of our telecommunication and other information technology infrastructure; and other risks described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2019. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.